Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 74 to Registration Statement No. 002-67004 on Form N–1A of our report dated September 14, 2016 relating to the financial statements and financial highlights of Fidelity Advisor Series VII, and our report dated September 16, 2016 relating to the financial statements and financial highlights of Fidelity Advisor Biotechnology Fund, Fidelity Advisor Communications Equipment Fund, Fidelity Advisor Consumer Discretionary Fund, Fidelity Advisor Electronics Fund, Fidelity Advisor Energy Fund, Fidelity Advisor Financial Services Fund, Fidelity Advisor Health Care Fund, Fidelity Advisor Industrials Fund, Fidelity Advisor Technology Fund, Fidelity Advisor Utilities Fund, and Fidelity Advisor Real Estate Fund, each a fund of Fidelity Advisor Series VII, appearing in the Annual Reports on Form N-CSR of Fidelity Advisor Series VII for the year ended July 31, 2016, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 23, 2016